EMPLOYMENT AGREEMENT


          AGREEMENT, effective as of August 1, 1997, by and between FEI Company, an Oregon corporation ("Employer"), and Karel D. van der Mast, an individual ("Employee").

          IN CONSIDERATION OF the mutual covenants herein contained, and other good and valuable consideration, the parties hereto agree as follows:


     1.   Employment.

          Employer hereby agrees to employ Employee, and Employee agrees to serve, as Chief Technical Officer of Employer during the Period of Employment as defined in Section 2.


     2.   Period of Employment.

          (a)  Duration Under Normal Circumstances.

          The "Period of Employment" shall be the period commencing on the date hereof and ending on June 30, 2002 .

          (b)  Termination Events.

          Notwithstanding anything in this Section 2 to the contrary, the Period of Employment shall terminate upon the earliest to occur of the following:

          (i) the retirement of Employee under the terms of Employer's 401(k) plan; and

          (ii) the Disability (as defined in Section 8) of Employee and the expiration of the 30-day period referred to in the definition of Disability without the actions referred to therein being taken by Employee;

          (iii) the death of Employee;

          (iv) the 90th day after service of notice by Employee to Employer, in accordance with the provisions of Section 11, that Employee elects to terminate the Period of Employment (with or without Good Reason) (a "voluntary termination by Employee"); and

          (v) the 90th day after service of notice by Employer to Employee, in accordance with the provisions of Section 11, that Employer elects to terminate the Period of Employment (a "voluntary termination by Employer"), other than a termination by Employer with Cause; and

          (vi) promptly upon service of notice by Employer to Employee, in accordance with the provisions of Section 11, that Employer elects to terminate the Period of Employment with Cause.


          3.   Duties During the Period of Employment.

          Employee shall devote his full business time, attention and best efforts to the affairs of Employer and its subsidiaries during the Period of Employment and shall have such duties, responsibilities and authority as shall be assigned to him from time to time by the Chief Executive officer or the Board of Directors of Employer, which duties, responsibilities and authority shall be commensurate in all material respects with those held, exercised and assigned as of the date of this Agreement. It is expressly acknowledged and agreed that Employee may be requested to assume the position of president or senior officer of any subsidiary of Employer or any position of corporate officer of Employer, provided that the responsibilities and authority assigned to such position are commensurate in all material respects with those assigned to, or held and exercised by, Employee as of the date of this Agreement, and provided further that, in the event of a transfer of Employee to the employ of a subsidiary of Employer, such subsidiary expressly assumes all of Employer's obligations under this Agreement, mutatis mutandis. Employee may engage in other activities, such as activities involving charitable, educational, religious and similar types of organizations (all of which are deemed to benefit Employer), speaking engagements, and similar type activities, and may serve on the board of directors of other corporations approved by the Chief Executive

Officer of Employer, in each case to the extent that such other activities do not materially detract from or limit the performance of his duties under this Agreement, or inhibit or conflict in any material way with the business of Employer and its subsidiaries.


          4.   Location of Employment.

          During the Period of Employment, Employer may only require Employee to be based in or within 50 miles of Hillsboro, Oregon, except that Employer may require Employee to be based more than 50 miles from Hillsboro, Oregon in connection with the relocation of the executive office of Employer in which Employee is employed; provided, however, that Employer shall pay to, or reimburse Employee for, on an after-tax basis, all reasonable expenses of relocation of Employee and Employee's immediate family living with Employee at the time of such relocation, incurred and substantiated by Employee in connection with any such relocation.


          5.   Current Cash Compensation.

          Employer will pay to Employee during the Period of Employment a base annual salary of not less than $180,000 (or such greater amount as may have been approved by the Board of Directors in its sole discretion), payable in substantially equal monthly installments during each calendar year, or portion thereof, of the Period of Employment; provided, however, that Employer agrees to review such base annual salary annually and in light of such review may, in the sole discretion of the Board of Directors of Employer, increase such salary, taking into account such factors as it deems pertinent.


          6.   Employee Benefits.

          (a)  Vacation and Sick Leave.

          Employee shall be entitled to four (4) weeks paid annual vacation, all paid Employer holidays and reasonable sick leave.

          (b)  Regular Reimbursed Business Expenses.

          Employer shall reimburse Employee for all expenses and disbursements reasonably incurred at Employer's request or consistent with Employer's policies, and substantiated by Employee, in the performance of his duties during the Period of Employment.

          (c)  Employee Benefit Plans or Arrangements.

          In addition to the cash compensation provided for in Section 5 hereof, Employee, subject to meeting eligibility requirements and to the provisions of this Agreement, shall be entitled to participate without discrimination or duplication in all employee (including executive) benefit plans of Employer, as presently in effect or as they may be modified or added to by Employer from time to time, to the extent such plans are available to other similarly situated executives or employees of Employer, including, without limitation, plans providing retirement benefits, medical and other health insurance, life insurance, disability insurance, and accidental death or dismemberment insurance.

          (d)  Employer's Incentive Compensation Plans.

          In addition to the cash compensation provided for in Section 5 hereof and the employee benefits of Employer provided for in paragraph (c) of this
Section 6, Employee, subject to meeting eligibility requirements and to the provisions of this Agreement, shall be entitled to participate in all incentive compensation plans of Employer, as presently in effect or as they may be modified or added to by Employer from time to time, to the extent such plans are available to similarly situated executives or employees of Employer, including, without limitation, the 1995 Stock Incentive Plan and the 1995 Supplemental Stock Incentive Plan (as the same may be modified, replaced, or added to by Employer from time to time), and other performance share plans, management incentive plans, deferred compensation plans, and supplemental retirement plans.

          7.   Termination.

          (a)  Death, or Retirement or Disability.

          If the Period of Employment terminates pursuant to paragraph (b) of
Section 2 as a result of (1) the death of Employee, (2) the retirement of Employee under the terms of Employer's 401(k) plan or (3) the Disability of the Employee, Employee (or Employee's estate) will be entitled to receive only:

          (i) the base salary otherwise payable under Section 5 through the end of the month in which Employee's employment is terminated, together with salary, compensation or benefits which have been earned or become payable as of the date of termination but which have not yet been paid to Employee;

          (ii) such other awards or bonuses as the Board of Directors may in its sole discretion determine, including, without limitation, such extension of the period of exercise for stock options of the Employee that are outstanding and exercisable under the Employer's stock incentive plans as the Chief Executive Officer may recommend to the Board for its approval;

          (iii) during the 12-month period following the termination of Employee's employment as a result of the death of Employee, maintenance in effect for the continued benefit of Employee's dependents of all insured and self-insured employee medical and dental benefit plans in which Employee was participating immediately prior to termination provided that such continued participation is possible under the general terms and conditions of such plans (and any applicable funding media) and Employee's dependents continue to pay an amount equal to the Employee's regular contribution for such participation; and

          (iv) such other benefits, if any, as shall be determined to be applicable in accordance with Employer's plans and practices as in effect on the date of termination.

          (b)  Voluntary Termination by Employee without Good Reason.

          If the Period of Employment terminates pursuant to paragraph (b) of
Section 2 as a result of a voluntary termination by Employee without Good Reason, Employee will be entitled to receive only:

          (i) the base salary otherwise payable under Section 5 through the day on which Employee's employment is terminated, together with salary, compensation or benefits which have been earned or become payable as of the date of termination but which have not yet been paid to Employee;

          (ii) to the extent possible, the opportunity to convert group and individual life and disability insurance policies of Employer then in effect for Employee to individual policies of Employee upon the same terms as similarly situated employees of Employer may apply for such conversions; and

          (iii) such other benefits, if any, as shall be determined to be applicable in accordance with Employer's plans and practices in effect on the date of termination.

          (c) Voluntary Termination by Employee with Good Reason, or by Employer without Cause.

          If the Period of Employment terminates pursuant to paragraph (b) of
Section 2 as a result of a voluntary termination by Employee with Good Reason (as hereinafter defined), or a voluntary termination by Employer without Cause (as hereinafter defined), then Employee will be entitled to receive:

          (i) the base salary otherwise payable under Section 5 through the end of the month in which Employee's employment is terminated, together with salary, compensation or benefits which have been earned or become payable as of the date of termination but which have not yet been paid to the Employee;

          (ii) a lump-sum severance payment in an amount equal to one and one-half times the base annual salary at the rate in effect under Section 5 on the date of termination; provided that the payment made pursuant to this paragraph (ii) shall be repaid by Employee in the event Employee violates in any material respect the provisions of Section 9 hereof; and provided further that no such payment shall be due if at the time of termination Employee exercises his right to accept a return guarantee provided by the Dutch Philips organisation.

          (iii) maintenance in effect for the continued benefit of Employee and his spouse and his dependents for a period terminating on the earlier of
     (A) the earlier of the Final Day of Period of Employment and the date on which Employee retires under the terms of Employer's 401(k) plan, and (B) the commencement of equivalent benefits from a new employer of:

               (A) all insured and self-insured medical and dental benefit plan in which Employee was participating immediately prior to termination, provided that Employee's continued participation if possible under the general terms and conditions of such plans (and any applicable funding media) and Employee continues to pay an amount equal to Employee's regular contribution for such participation; and

               (B) the group and individual life and disability insurance policies of Employer then in effect for Employee;

     provided, however, that if Employer so elects, or if such continued participation is not possible under the general terms and conditions of such plans or under such policies, Employer shall, in lieu of the foregoing, arrange to have issued for the benefit of Employee and Employee's dependents individual policies of insurance providing benefits substantially similar (on an after-tax basis) to those described in this paragraph (iii), or, if such insurance is not available at a reasonable cost to Employer, Employer shall otherwise provide Employee and Employee's dependents equivalent benefits (on an after-tax basis); provided further that, in no event shall Employee be required to pay any premiums or other charges in an amount greater than that which Employee would have paid in order to participate in Employer's plans and policies;

          (iv) for a period terminating on the earlier of the Final Day of Period of Employment and the date on which Employee reaches age 65, Employer shall provide Employee with benefits equivalent to the additional benefits Employee would have received under the employee pension and retirement benefit plans maintained by the

     Employer and supplemental or excess executive retirement plans, or executive plans of deferred compensation whether or not qualified for federal income tax purposes in which Employee was participating immediately prior to termination and assuming an annual rate of Salary equal to the rate applicable to the Employee immediately prior to termination is in effect, as if Employee had received credit under such plans for service with Employer during such period following Employee's termination, with such benefits payable by Employer at the same times and in the same manner as such benefits would have been received by Employee under such plans; and

          (v) such other awards or bonuses as the Board of Directors may in its sole discretion determine, including, without limitation, any extension of the period of exercise for stock options of the Employee then outstanding and exercisable under the Employer's stock incentive plans that may be approved by the Board of Directors.


          (d)  Termination by Employer with Cause.

          If the Period of Employment terminates pursuant to paragraph (b) of
Section 2 as a result of a termination by Employer with Cause, Employee will be entitled to receive only:

          (i) the base salary otherwise payable under Section 5 through the day on which Employee's employment is terminated, together with salary, compensation or benefits which have been earned or become payable as of the date of termination but which have not yet been paid to Employee; and

          (ii) such other benefits, if any, as shall be determined to be applicable under the circumstances in accordance with Employer's plans and practices in effect on the date of termination.

          (e)  Date of Payment.

          Except as otherwise provided herein, all cash payments and lump-sum awards required to be made pursuant to the provisions of paragraphs (a) through
(e) of this Section 7 shall be made no later than the thirtieth day following the date of Employee's termination.

          (f)  Exclusive Remedy.

          Employee shall have no claim for damages or other remedies, at law, in equity or otherwise, by reason of any breach of this Agreement by Employer, or of termination of this Agreement by reason thereof, other than as set forth in this Section 7.

          (g)  Release of Claims.

          Employer shall have the right to require Employee to execute a limited release with respect to claims that could be brought by Employee hereunder as a condition to Employee's receipt of any payments pursuant to Section 7(c) hereof.


          8.   Definitions.

          For purposes of this Agreement, the following capitalized terms shall have the meanings set forth below:

          "Cause" shall mean (i) the willful engaging by Employee in conduct which is not authorized by the Board of Directors of Employer or within the normal course of Employee's business decisions and is known by Employee to be materially detrimental to the best interests of Employer or any of its subsidiaries, (ii) the willful engaging by Employee in conduct which Employee knows is, or has substantial reason to believe to be, illegal to the extent of a felony violation, or the equivalent seriousness under laws other than those of the United States, and which has effects on Employer or Employee materially injurious to Employer, (iii) the engaging by Employee in any willfudishonesty, in each case which the Board of Directors of Employer reasonably determines affects adversely, or could in the future affect adversely, the value, reliability or performance of Employee to Employer in a material manner; (iv) the willful and continued failure by Employee to perform substantially his duties to Employer under this Agreement (including any sustained and unexcused absence of Employee from the performance of his duties under this Agreement, which absence has not been certified in writing as due to physical or mental illness in accordance with the procedures set forth in this Section 8 under "Disability"), after a written demand for substantial performance has been delivered to Employee by the Board of Directors specifically identifying the manner in which Employee has failed to substantially perform his duties and after such Employee has had a reasonable opportunity to cease such failure to perform, or (v) the sustained and unexcused absence of Employee from the performance of his duties under this Agreement for a period of 180 days or more within any period of 365 consecutive days, regardless of the reason for such absence, unless Employee demonstrates that such absence is due to Disability. For purposes of this paragraph, no act, or failure to act, on Employee's part shall be considered "willful" unless done, or omitted to be done, in bad faith and without reasonable belief that such action or omission was in, or not opposed to, the best interests of Employer. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of Directors of Employer or based upon the advice of counsel for Employer shall be conclusively presumed to be done, or omitted to be done, in good faith and in the best interests of Employer. Notwithstanding the foregoing, there shall not be deemed to be a termination by Employer with Cause unless and until there shall have been delivered to Employee a copy of a resolution duly adopted by the affirmative vote of a majority of the entire membership of the Board of Directors of Employer at a meeting of such Board held after reasonable notice to Employee and at which Employee has an opportunity, together with his counsel, to be heard before such Board, finding that, in the good faith opinion of such Board, Employee was guilty of the conduct set forth above and specifying the particulars thereof in detail.

          "Disability" shall mean the absence of Employee from his duties with Employer on a full-time basis for one hundred eighty (180) days within any period of three hundred and sixty-five (365) consecutive days as a result of Employee's incapacity due to physical or mental illness as certified in writing by a physician selected by Employee and reasonably acceptable to Employer (it being understood that such physician shall be deemed to be reasonably acceptable to Employer if, within a period of fifteen (15) days after Employee notifies Employer of the name of such physician, Employer does not object to the use of such physician), unless within thirty (30) days after written notice to Employee by Employer, in accordance with the provisions of Section 12, that Employee's employment is being terminated by reason of such absence, Employee shall have returned to the full performance of Employee's duties.

          "Final Day of Period of Employment" shall mean the final day of the Period of Employment under Section 2(a) as in effect on the date of termination.

          Voluntary termination by Employee with "Good Reason" shall mean a voluntary termination by Employee resulting from the Employer (i) reducing Employee's base annual salary as in effect immediately prior to such reduction or reducing in a material respect Employee's opportunity to earn incentive compensation as provided in Section 6(d) of this Agreement; (ii) effecting a change in the position of Employee which does not represent a promotion from Employee's position provided for herein; (iii) assigning Employee duties or responsibilities which are materially inconsistent with Employee's position provided for herein; (iv) removing Employee from or failing to reappoint or reelect Employee to such position, except in connection with a termination as a result of death, Disability, voluntary termination by Employee, retirement by Employee or termination by Employer with Cause; or (v) otherwise materially breaching its obligations under this Agreement, in each case after notice in writing from Employee to Employer and a period of 30 days after such notice during which Employer fails to correct such conduct; provided, however, that it is expressly acknowledged and agreed that a transfer of Employee (a) to the position of another corporate officer of Employer, or to any subsidiary of Employer in the capacity of president or senior officer of such subsidiary or
(b) from the position of president or senior officer of any subsidiary of Employer to a position of corporate officer of Employer (in each case as contemplated by the second sentence of Section 3 of this Agreement) shall not by itself constitute "Good Reason" within the meaning of clauses (ii), (iii), (iv) or (v) of this paragraph, provided that, in the case of any transfer to a subsidiary of Employer, such subsidiary expressly assumes all of Employer's obligations under this Agreement, mutatis mutandis.

          9.   Non-Competition and Non-Disclosure; Employee Cooperation.

          (a) Without the consent in writing of the Board of Directors of Employer, upon termination of Employee's employment for any reason, Employee will not for a period of eighteen months thereafter, acting alone or in conjunction with others, directly or indirectly (i) engage (either as owner, partner, stockholder, employer, employee, director, consultant or agent) in any business in which he has been directly engaged, or has supervised as an executive, during the last two years prior to such termination and which is directly in competition with a business conducted by Employer or any of its subsidiaries; (ii) induce any customers of Employer or any of its subsidiaries with whom Employee has had contacts or relationships, directly or indirectly, during and within the scope of his employment with Employer or any of its subsidiaries, to curtail or cancel their business with such companies or any of them; (iii) solicit or canvas business from any person who was a customer of Employer or any of its subsidiaries at or during the eighteen-month period immediately preceding termination of Employee's employment; or (iv) induce, or attempt to influence, any Employee of Employer or any of its subsidiaries to terminate his employment; provided, however, that the limitation of subparagraph
(i) shall not apply (a) if Employee's employment is terminated as a result of a voluntary termination by Employee without Good Reason unless Employer, in its sole discretion, elects to have this limitation apply, in which case Employer shall be obligated to pay to Employee the lump-sum severance payment referred to in Section 7(c)(ii) above, or (b) if Employee's employment is terminated as a result of a voluntary termination by Employee with Good Reason or a termination by Employer without Cause. The provisions of subparagraphs (i), (ii), (iii) and
(iv) above are separate and distinct commitments independent of each of the other subparagraphs. It is agreed that the ownership of not more than 1/2 of 1% of the equity securities of any company having securities listed on an exchange or regularly traded in the over-the-counter market shall not, of itself, be deemed inconsistent with clause (i) of this paragraph (a).

          (b) Employee shall not, at any time during the Period of Employment or following Employee's termination of employment for any reason whatsoever, disclose, use, transfer or sell, except in the course of employment with Employer, any confidential or proprietary information of Employer and its subsidiaries so long as such information has not otherwise been publicly disclosed by Employer or is not otherwise in the public domain, except as required by law or pursuant to legal process.

          (c) Employee agrees to cooperate with Employer, by making himself available to testify on behalf of Employer or any subsidiary or affiliate of Employer, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, and to assist Employer, or any subsidiary or affiliate of Employer in any such action, suit or proceeding, by providing information and meeting and consulting with the Board of Directors of Employer or its representatives or counsel, or representatives or counsel of Employer, or any subsidiary or affiliate of Employer, as requested by such Board of Directors, representatives or counsel. Employer agrees to reimburse the Employee, on an after-tax basis, for all expenses actually incurred in connection with his provision of testimony or assistance.

          10.  Governing Law; Modification and Severability; Disputes;
               Arbitration.

          (a) This Agreement is governed by and is to be construed and enforced in accordance with the laws of the State of New York.

          (b) If any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation, ordinance or principle of law, such portion shall be deemed to be modified or altered to the extent necessary to conform thereto or, if that is not possible, to be omitted from this Agreement; and the invalidity of any such portion shall not affect the force, effect and validity of the remaining portion hereof.

          (c) Except as provided in this Section 10(c), any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

          The arbitrators shall have the authority to award such remedies or relief that a court of the State of New York could order or grant in an action governed by New York law, including, without limitation, specific performance of any obligation created under this

Agreement, the issuance of an injunction, or the imposition of sanctions for abuse or frustration of the arbitration process, but shall not be empowered to award punitive damages. The arbitration proceedings shall be conducted in Portland, Oregon or, in the event that the executive office of Employer has been relocated, in such other major city as is most proximate to such relocated executive office.

          Notwithstanding the foregoing, any party may bring and pursue an action in any Federal or State court in the city where the arbitration proceedings shall be conducted pursuant to the foregoing sentence or in New York, New York seeking provisional relief, including a temporary restraining order or preliminary injunction, pending an arbitration proceeding. Any provisional relief obtained shall be discontinued once the arbitrators have assumed jurisdiction and ordered such discontinuance.

          (d) Any amounts that have become payable pursuant to the terms of this Agreement or any judgment by a court of law or a decision by arbitrators pursuant to this Section 10 but which are not timely paid shall bear interest at the prime rate in effect at the time such payment first becomes payable, as quoted by the Morgan Guaranty Trust Company of New York.

          11.  Notices.

          All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by a national courier service, or if sent by telecopier, provided that the telecopy is promptly confirmed by telephone confirmation thereof, to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

To Employee:

----------------------------------

----------------------------------

----------------------------------
Telephone:

Telecopy:

----------------------------------



To Employer:

FEI Company
7451 N.E. Evergreen Parkway
Hillsboro, Oregon 97124-5830
Telephone:  503-640-7500
Telecopy:   503-540-7509
Attn:  Chief Executive Officer

With a copy to:

STOEL RIVES LLP
900 S.W. Fifth Avenue, Suite 2300
Portland, Oregon  97204-1268
Telephone:  503-224-3380
Telecopy:   503-220-2480
Attn:  Stephen E. Babson


          12.  Withholding.

          All payments to be made to Employee under this Agreement will be subject to required withholding taxes and other deductions.

          13.  Successors; Binding Agreement.

          (a) Any Successor (as hereinafter defined) to Employer shall be bound by this Agreement. Employer will seek to have any Successor assent to the fulfillment by Employer of its obligations under this Agreement at Employee's request. Failure of Employer to obtain such assent within thirty (30) days after such request shall constitute Good Reason for termination by Employee of Employee's employment and, upon a voluntary termination by Employee pursuant to
Section 2, shall entitle Employee to the benefits provided in Section 7(c). For purposes of this Agreement, "Successor" shall mean any person other than Philips Electronics N.V. and its affiliates that succeeds to, or has the practical ability to control (either immediately or with the passage of time), Employer's business directly, by merger or consolidation, or indirectly, by purchase of the Employer's voting securities, all or substantially all of its assets or otherwise.

          (b) For purposes of this Agreement, "Employer" shall include any corporation or other entity which is the surviving or continuing entity in respect of any amalgamation, merger, consolidation, dissolution, asset acquisition or other form of business combination.

          14.  Miscellaneous.

          (a) Except to the extent that the terms of this Agreement confer benefits that are more favorable to Employee than are available under any other employee benefit or executive compensation plan of Employer in which Employee is a participant, Employee's rights under any such employee (including executive) benefit plan or executive compensation plan shall be determined in accordance with the terms of such plan (as it may be modified or added to by Employer from time to time). (b) This Agreement constitutes the entire understanding between Employer and Employee relating to employment of Employee by Employer and its subsidiaries and supersedes and cancels all prior agreements and understandings with respect to the subject matter of this Agreement and such other written agreements. Employee shall not be entitled to any payment or benefit under this Agreement which duplicates a payment or benefit received or receivable by Employee under such prior agreements and understandings.

          (c) This Agreement may be amended but only by a subsequent written agreement of the parties.

          (d) This Agreement shall be binding upon and shall inure to the benefit of Employee, his heirs, executors, administrators and beneficiaries, and shall be binding upon and inure to the benefit of Employer and its successors and assigns.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the year and day first above written.

                                       FEI COMPANY



                                       By: /s/ WILLIAM A. WHITWARD
                                           -------------------------------------
                                           (Authorized Officer)


                                       /s/ KAREL D. VAN DER MAST
                                       -----------------------------------------
                                       Karel D. van der Mast